UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 4, 2018

PERNIX THERAPEUTICS HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-14494	33-0724736
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)

10 North Park Place, Suite 201, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 793-2145

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 2.05 - Costs Associated with Exit or Disposal Activities.

On January 4, 2018, Pernix Therapeutics Holdings, Inc. (the "Company") committed to and commenced a realignment plan to reduce operating costs and better align its workforce with the needs of its business in anticipation of the expiration of certain patents related to its Treximet® fixed dose combination product. The Company expects to complete the realignment plan on January 5, 2018.

Under this plan, the Company will reduce its workforce by 41 employees (representing approximately 22% of the Company's workforce), the majority of which are expected to be associated with the Company's sales force and commercial infrastructure. The Company is offering severance benefits to the affected employees, including cash severance payments and payment of health care insurance premiums for specified periods. Each affected employee's eligibility for the severance benefits is contingent upon such employee's execution of a separation agreement, which includes a general release of claims against the Company.

The Company currently anticipates incurring total one-time costs associated with the realignment of approximately $1.0 million related to termination severance payments and other employee-related costs. A significant majority of such termination severance payments and other employee-related costs are expected to be paid during the first quarter of 2018, with the remainder to be paid during the remainder of the 2018 fiscal year. The charges that the Company expects to incur in connection with the workforce reduction are subject to a number of assumptions, and actual results may differ materially. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the workforce reduction. If the Company subsequently determines that it will incur additional significant costs and realignment charges, it will amend this Current Report on Form 8-K to disclose such information.

Cautionary Note on Forward-Looking Statements

This Item 2.05 contains forward-looking statements, including, but not limited to, statements related to the expected costs associated with termination benefits and the financial impact of the realignment plan and reduction in force. These forward-looking statements are based on the Company's current expectations and inherently involve significant risks and uncertainties. The Company's actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the realignment plan and cost reduction efforts. In addition, the Company's workforce reduction costs may be greater than anticipated and the workforce reduction may have an adverse impact on the Company's operations. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company's most recent annual report on Form 10-K and the Company's quarterly reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Securities and Exchange Commission. The Company undertakes no duty or obligation to update any forward-looking statements contained in this Item 2.05 as a result of new information, future events or changes in its expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERNIX THERAPEUTICS HOLDINGS, INC.

Date: January 5, 2018	By:	/s/ John A. Sedor
John A. Sedor
Chief Executive Officer